SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 1999

Commission File Number 1-5324

-----------------------------------------------------------------


NORTHEAST UTILITIES
--------------------
Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
                -------------                 ----------

     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)


174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
-----------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


(413) 785-5871
--------------
(Registrant's telephone number, including area code)


Not Applicable
--------------
(Former name or former address, if changed since last report)


Item 5. Other events

(a) On July 6, 1999, Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO") announced the results of the auction of CL&P's and the remainder of WMECO's non-nuclear generating assets held in conformity with the electric utility restructuring laws of Connecticut and Massachusetts, respectively. Northeast Generation Company ("NGC"), an unregulated subsidiary of NU Enterprises, Inc. ("NUEI"), a direct subsidiary of NU, was the winning bidder for 1,329 megawatts ("MW") of hydroelectric and pumped storage generating assets in Connecticut and Massachusetts, while NRG Energy Inc. ("NRG") of Minneapolis, Minn., a wholly-owned subsidiary of Northern States Power Company, was the winning bidder for 2,235 MW of fossil-fueled generating assets in Connecticut.

NGC's bid of $865.5 million was for 10 hydroelectric facilities in Connecticut, including the seven facilities of CL&P's Housatonic River System (123 MW), three facilities that make up CL&P's Eastern Connecticut System, including one gas turbine (27 MW), and the Northfield Mountain pumped storage station (owned 81% by CL&P and 19% by WMECO) and the Cabot and Turners Falls No. 1 hydroelectric stations located in Massachusetts and owned by WMECO.
The Massachusetts facilities have a combined capability of 1,179 MW. Another unregulated subsidiary of NUEI, Northeast Generation Services Company, will operate the plants. NGC intends to market the capacity and output of the plants through NUEI's competitive marketing subsidiary, Select Energy, Inc. ("Select"). CL&P will receive approximately $680 million, and WMECO approximately $185 million, from this sale.

NRG's bid of $460 million was for four fossil-fueled plants in Connecticut that include CL&P's Montville (498 MW), Middletown (856 MW), Devon (401 MW), and Norwalk Harbor (353 MW) Stations, and six jet units (aggregating 127 MW).

CL&P is selling its generation assets in accordance with its restructuring plan filed with the Connecticut Department of Public Utility Control ("DPUC") in 1998. The auction was conducted by the DPUC and its consultant, J.P. Morgan & Co. Inc.

WMECO's sale is in conformity with restructuring legislation adopted in Massachusetts in 1998. WMECO's previously announced sale of 290 MW of fossil and hydro generation in Massachusetts to a subsidiary of Consolidated Edison Company of New York is expected to close in July 1999.

CL&P and WMECO will use a portion of the proceeds to retire long-term debt at par. The balance of the funds may be used to retire additional debt or preferred stock or to perform other capital restructuring, depending on the state of the market at the time of closing and each company's needs at that time.

The sales require approval from the Federal Energy Regulatory Commission, the Securities and Exchange Commission, and state regulators in Connecticut, Massachusetts, and New Hampshire, among others, and are expected to close by the end of 1999.

b) On July 7, 1999, the DPUC issued its final decision in CL&P's stranded cost proceeding. CL&P had sought permission to recover from customers approximately $4.4 billion of its stranded costs. The decision approved approximately $3.5 billion of stranded costs and provided for the possible recovery of a significant portion of the remaining amount in the future either in rates or through adjustments to the decision's assumptions about future market prices of power and other variables when the actual prices and values of those variables are known.

In a separate decision issued by the DPUC on July 7, 1999, the DPUC stated that once deregulation occurs and competition begins in Connecticut on January 1, 2000, 2,000 MW of CL&P's standard offer service contract to customers will be allocated to Select at the average price of all standard offer service and Select will also have the right to bid on the other 2,000 MW of CL&P's standard offer service contract.

For more information regarding electric utility restructuring, see "Item 1. Business -Electric Industry Restructuring" in NU's 1998 Annual Report on Form 10-K.

                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  NORTHEAST UTILITIES
                    (registrant)

				             	By: /S/ David R. McHale
						                    David R. McHale
   			      		            Vice President and Treasurer



Date: July 9, 1999